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                                                                   EXHIBIT 10.19

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT



        This Second Amendment to Employment Agreement (the "Amendment"), made and entered into as of December 31, 1999, is by and between Ultra Acquisition Corporation, a Nevada corporation, and its affiliated companies, including Bikers Dream, Inc., a California corporation (collectively, the "Company") and Herm Rosenman, the Company's President and Chief Executive Officer (the "Executive").

                                    RECITALS

        WHEREAS, the Company and Executive have entered into an Employment Agreement dated August 31, 1997, as amended by a certain Amendment to Employment Agreement dated as of December 31, 1997 (collectively, the "Agreement"), pursuant to which the Company agreed to retain the Executive's services as President and Chief Executive Officer pursuant to the terms thereof; and

        WHEREAS, the parties desire to amend the Agreement to extend the term thereof;

        NOW, THEREFORE, the parties hereto agree as follows:

        1. All terms defined in the Agreement and used herein shall have the meaning given them in the Agreement.

        2. Paragraph 1 of the Agreement shall be amended by extending the five
(5) year term to a seven (7) year term ending August 31, 2004.

        3. Paragraph 3(a) shall be amended to read in full as follows:

                (a) Salary. During the Term, the Company shall pay to Executive a total salary of not less than $1,585,000, payable in monthly installments of $17,361.11 for the first, second and third years of this Agreement, and payable in monthly installments of not less than $20,000 for years four through seven of this Agreement. Notwithstanding the foregoing, the Company may in its sole discretion elect to defer payment of a portion of the monthly installments in amounts not to exceed $2,361,11 each month during the year of 1998, provided, however, that the total amount of payments deferred shall be payable to Executive in equal monthly installments during the remainder of the term commencing January 1, 1999, in an amount determined by dividing the total amount of payments deferred by the total number of monthly payments remaining during the term as of January 1, 1999.




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        4. Except as expressly set forth herein, the Agreement shall remain in full force and effect.

        5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                            COMPANY


                                            /s/ M. J. Fisher
                                            ------------------------------------
                                            Michael J. Fisher
                                            Chief Financial Officer


                                            EXECUTIVE


                                            /s/ H. Rosenman
                                            ------------------------------------
                                            Herm Rosenman



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